EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of our report dated February 10, 2012, relating to the financial statements of Gold Party Payday, Inc., a development stage company, and to the reference to our Firm under the caption “Experts” in the prospectus.

Li & Company, PC

February 10, 2012